EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13D dated August 13, 2025 relating to the Class A common stock, par value $0.0001 per share, of GoHealth, Inc. shall be filed on behalf of the undersigned.

REDWOOD CAPITAL MANAGEMENT LLC

By: Redwood Capital Management Holdings, LP, its sole member, By: Double Twins K, LLC, its general partner, By: /s/ Ruben Kliksberg
Name: Ruben Kliksberg
Title: Managing Member

REDWOOD CAPITAL MANAGEMENT HOLDINGS, LP

By: Double Twins K, LLC, its general partner, By: /s/ Ruben Kliksberg
Name: Ruben Kliksberg
Title: Managing Member

DOUBLE TWINS K, LLC

By: /s/ Ruben Kliksberg
Name: Ruben Kliksberg
Title: Managing Member

RUBEN KLIKSBERG

By: /s/ Ruben Kliksberg